SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

May 18, 2004

Date of Report (Date of earliest event reported)

M-Wave, Inc.

(Exact name of registrant as specified in its charter)
Delaware	33-45499	36-3809819

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Industrial Drive, West Chicago, Illinois	60185

(Address of principal executive offices)	(Zip Code)
(630) 562-5550

(Registrant's telephone number)

Item 5. Other Events

The Company has filed its Form 10-QSB for the quarter ended March 31, 2004 and has announced its results for that period. Also, on May 14, 2004, the Company received notification from NASDAQ that it is not in compliance with the NASDAQ Marketplace Rule 4310(c)(2)(B) and that its common stock is thus subject to delisting. This Rule requires companies listed on The NASDAQ Small Cap Market to have a minimum of $2.5 million in stockholder's equity or $35 million market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. The Company may make a written submission for continued listing by the NASDAQ Listing Qualifications Panel (the "Panel) on or before May 21, 2004. The Company will make a timely written submission to the Panel.

A copy of the Company's press release relating to these matters is filed herewith as Exhibit 99.7.

SIGNATURE Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
M-WAVE, INC.
Date: May 18, 2004	By: /s/ JIM MAYER

Name: Jim Mayer Title: Chief Financial Officer

EXHIBIT INDEX
EXHIBIT NO.	DESCRIPTION

99.7	Press Release on NASDAQ delisting and other matters